EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANESOXLEY ACT of 2002

In connection with the Annual Report of HAHA Generation Corp. (the “Company”) on Form 10K for the period ended December 31, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Annual Report”), FangYing Liao, Chief Executive Officer and Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Sec. 906 of the SarbanesOxley Act of 2002, that:

1.	The Annual Report, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

HAHA Generation Corp.

Dated: March 27, 2019	By:	/s/ FangYing Liao
FangYing Liao
President, Chief Executive Officer, Chief Financial Officer
and Director (Principal Executive Officer and Principal
Financial Officer)